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                                                                 Exhibit 10.18


[Letterhead of HealthCare Investment Corporation]


December 8, 1992

Dr. Karen Hamlin
12-2 Deer Path
Maynard, MA 01754

VIA FEDERAL EXPRESS

Dear Karen:

This confirms our discussion offering you a position at ScripTech
Pharmaceuticals, Inc. in Cambridge, Massachusetts.

General terms for your employment, assuming a start date of December 21, 1992, are suggested as follows:

TITLE:                  Senior Director of Operations

SIGNING BONUS:          $15,000.00 upon acceptance of this letter, and first
                        day of employment.

BASE SALARY:            $3,125.00 paid 24 times per year which if annualized
                        amounts to $75,000 annually. The cost of health insurance will be added to this base pay.

HEALTH BENEFITS:        Medical, life insurance and vacation benefits as
                        consistent with SPI policy.

SEVERENCE:              Six months of base salary for involuntary termination of
                        employment by the company without cause.

EQUITY: Founders stock of 35,000 shares at $0.01 per share with 3,500 shares vesting as of your first day of employment and the remainder vesting in equal amounts over a five year period commencing on the first anniversary of your employment. The above will be subject to a restrictive stock agreement.

The above is subject to your signing a non-disclosure, invention assignment and non-compete agreement with the Company and the Company's review of any agreements you may have with former employers to insure that such do not conflict with your employment with the company.
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Dr. Karen Hamlin
December 8, 1992
Page Two


I am delighted to extend this offer to you on behalf of ScripTech
Pharmaceuticals, Inc. Please acknowledge your agreement of these terms by signing a copy of this letter and returning it to me.

Sincerely,


/s/ Joseph F.X. McGuirl

Joseph F.X. McGuirl
Chairman of the Board
ScripTech Pharmaceuticals, Inc.

JFXM/jt

ACCEPTED TERMS AS STATED ABOVE:


/s/ Dr. Karen Hamlin   12/14/92
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Dr. Karen Hamlin